Exhibit 4

MARCELO CURTI

Brazilian, married, economist, 55 years old,

Office: Marquês de São Vicente, 446, cj. 1206 - São Paulo - SP

Phones: commercial 11- 3392.3062 and mobile 11- 98162.5393

E-mail: mc@riobranco.adm.br

Education:

Colégio Rio Branco (São Paulo)

Fundação Armando Álvares Penteado - Economics School

Álvares Penteado College - Postgraduate Diploma in Business Administration

Fundação Getúlio Vargas - Project Management and Knowledge Management

Activities

• Founding partner of, and economist for Rio Branco Consultores Associados Ltda. Started activities in 2009 and provides Financial Advisory services and Business Management services with an emphasis on:

Evaluation of companies and preparation of business plans;

Feasibility analysis in investment projects;

Advisory in Mergers, Acquisitions and Operational Associations;

Administrative and financial management and corporate governance;

Capital structure evaluation;

Assistance in the preparation and negotiation of judicial reorganization plans;

Expertise and Technical Assistance in Judicial and Arbitration Proceedings.

(Corecon-SP)

Experience in Governing Bodies and Administration:

Board of Directors

•   BCP SP S/A, between 1998 and 2003 - Chairman

Telecommunications in São Paulo State - Currently, Claro;

•   BSE NE S/A between 1998 and 2003 - Chairman

Telecommunications in 6 Northeastern states;

•   Verbier Representations and Participations

Investments in non-financial companies in the Safra Group.

Audit Committees

•   Duke Energy International, Geração Paranapanema S/A, since 2009.

Electric Power Generation;

•   Hypermarcas S/A, since 2013.

Pharmaceutical, Consumer (Personal Hygiene and Beauty);

•   Cosan S/A - Indústria e Comércio, since 2013.

Sugar and alcohol production, fuel and lubricant distribution, logistics and storage services, purchase and sale of agricultural land, and power cogeneration;

•   Suzano Holding S/A, since 2015 - Alternate

Paper and Cellulose;

•   IPLF Holding S/A, since 2015 - Alternate

Paper and Cellulose;

•   Aceco TI S/A, since 2016 -

Data Centers and Integrated Command and Control Centers;

•   Tucca

Association for Children and Adolescents with Cancer.

Statutory Boards

•   Crop Group: Banco Safra, Banco Safra de Investimentos, Banco J.Safra, Banco J.Safra de Investimentos J.Safra DTVM, (planning and management areas) Control, HR, Administrative, Controllership and Auditing, between 1981 and 2008).

•   Maiol Assessoria em Gestão Empresarial e Participações Ltda.

•   Shopping Vila Olímpia: as a representative of Brookfield Shopping Center.

•   Rio Branco Consultores Associados Ltda.: Financial Advisory and Business Management

•   Taubaté Nova Fronteira Ltda: Real Estate Developments.

•   NWR Investimentos Mobiliários Ltda: Negotiation of securities assets

Advisory Councils

•   Agrovale S/A: Cia Energética do Vale do São Francisco (sugar and alcohol).

•   Praia Brava Empreendimentos Imobiliários: Financial advisor.

•   Brookfield Brasil S/A: Shopping Patio Higienópolis.

•   Enixe Energias: energy generation (PCHs)

Audit and Compensation Committees

•   Banco J.Safra S/A, between 2003 and 2008

Incorporation and representation before Bacen

•   BCP SP and NE S/A, between 1998 and 2003

MARCELO CURTI